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                                                                    EXHIBIT 10.1

                                 FIRST AMENDMENT
                              TO AGREEMENT BETWEEN
                            OWNER AND DESIGN BUILDER

     This First Amendment to Agreement Between Owner and Design Builder ("First Amendment"), is made this 8th day of June, 2001, by and between Northern Lights Ethanol, LLC ("Owner"), and Broin and Associates, Inc. ("Design Builder").

                                 R E C I T A L S

     A. Design Builder and Northern Growers Cooperative made, executed and delivered each to the other an Agreement Between Owner and Design Builder dated November 2, 2000, for construction of a 40-million gallon per year dry mill fuel ethanol processing plant to be located in Grant County, South Dakota.

     B. Northern Growers Cooperative assigned to Northern Lights Ethanol, LLC, all of its right, title and interest in and to the Agreement Between Owner and Design Builder.

     C. The parties desire to amend the terms and conditions of the Agreement Between Owner and Design Builder in accordance with the provisions of this First Amendment.

     NOW, THEREFORE, the parties agree that the Agreement Between Owner and Design Builder is amended as follows (paragraph numbers correspond to those contained in the Agreement Between Owner and Design Builder):

     1.   Paragraph 7.2.2.1: Deleted in its entirety.

     2.   Paragraph 7.2.2.5: This Paragraph is amended to read as follows:

          Contain a provision or endorsement that the coverage afforded will not be canceled until at least 30 days' prior written notice has been given to Owner and each other additional insured indicated in Article 14 to whom a Certificate of Insurance has been issued (and the Certificates of Insurance furnished by the Design Builder pursuant to Paragraph 7.9.2 will so provide);

     3. Paragraph 7.2.3: This Paragraph is added to the Agreement to read as follows:

          Design Builder's insurance agency shall agree in writing to give to Owner notice of cancellation of insurance by either party.

     4.   Paragraph 7.4.2: Deleted in its entirety.

     5.   Paragraph 7.4.3: This Paragraph is amended to read as follows:

          All the policies of insurance (and the certificates or other evidence thereof) required to be purchased and maintained by Owner in accordance with Paragraph

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          7.4 will contain a provision or endorsement that the coverage afforded will not be canceled until at least 30 days' prior written notice has been given to Design Builder and to each other additional insured to whom a Certificate of Insurance has been issued and will contain waiver provisions in accordance with Paragraph 7.5.1. In addition, the insurance agency representing the Owner shall agree in writing to give to Design Builder notice of cancellation by either party.

     5. All of the terms and conditions of the Agreement Between Owner and Design Builder shall remain in full force and effect except to the extent modified herein.

                                             BROIN AND ASSOCIATES, INC.


                                             By:   /S/  Robert Broin
                                                --------------------------------
                                             Its President


                                             NORTHERN LIGHTS ETHANOL, LLC


                                             By:   /S/  Del Strasser
                                                --------------------------------
                                             Its Chairman

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                                AGREEMENT BETWEEN

                            OWNER AND DESIGN BUILDER


THIS AGREEMENT

made as of this 2nd day of November in the year of 2000.

BETWEEN the Owner:

Northern Growers Cooperative
P.O. Box 225
Milbank, SD 57252

And the Design Builder:

BROIN AND ASSOCIATES. INC.
2209 EAST 57TH STREET NORTH
SIOUX FALLS, SD 57104

For the following Project:
(INCLUDE PROJECT NAME, LOCATION AND A SUMMARY DESCRIPTION)

Northern Growers Cooperative located in Milbank, SD. The construction of a 40 MMGPY dry mill fuel ethanol processing plant

The Owner and Design Builder, in consideration of the mutual covenants hereinafter set forth, agree as follows:

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ARTICLE 1  - GENERAL PROVISIONS

1.1       BASIC DEFINITIONS

          1.1.1 The Contract Documents consist this Agreement, the Design Builder's Exhibits and written addenda identified in Article 14, the Construction Documents approved by the Owner and Modifications issued after execution of this Agreement. A Modification is a Change Order or a written amendment to this Agreement signed by both parties, or a Construction Change Directive issued by the Owner in accordance with Paragraph 8.3.

          1.1.2 The term "Work" means the construction and services provided by the Design Builder to fulfill the Design Builder's obligations.

1.2       EXECUTIONS, CORRELATION AND INTENT

          1.2.1 It is the intent of the Owner and Design Builder that the Contract Documents include all items necessary for proper execution and completion of the Work. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Design Builder shall be required only to the extent consisted with and reasonably inferable from the Contract Documents as being necessary to produce the intended results. Words that have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

          1.2.2 If the Design Builder believes or is advised by another design professional retained by the Design. Builder to provide services on the Project that implementation of any instruction received from the Owner would cause a violation of any applicable law, the Design Builder shall notify the Owner in writing. Neither the Design Builder nor another design professional retained by the Design Builder shall be obligated to perform any act which either believes will violate any applicable law.

          1.2.3 Nothing contained in this Agreement shall create a contractual relationship between the Owner and any person or entity other than the Design Builder.

1.3       OWNERSHIP AND USE OF DOCUMENTS

          1.3.1 Drawings, specifications, and other documents and electronic date furnished by the Design Builder and other design professional retained by the Design Builder, are instruments of service. The Design Builder and other providers of professional services shall retain all common law, statutory and other reserved rights, including copyright in those instruments of service furnished by them. Drawings, specifications, and other documents and electronic data are furnished for use solely with respect to this Agreement. The Owner shall be permitted to retain copies, including reproducible copies, of the drawings, specifications, and other documents and electronic data furnished by the Design Builder for information and reference in connection with the Project except as provided in Subparagraphs 1.3.2 and 1.3.3.

          1.3.2 Drawings, specifications, and other documents and electronic data furnished by the Design Builder shall not be used by the Owner or others on other projects, for additions to this Project or for completion of this Project by others, except by agreement in writing and with appropriate compensation to the Design Builder.

          1.3.3 Submission or distribution of the Design Builder's documents to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the rights reserved in Subparagraph 1.3.1.

ARTICLE 2  - OWNER

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2.1       The Owner shall designate a representative authorized to act on the
          Owner's behalf with respect to the Project. The Owner or such authorized representative shall examine documents submitted by the Design Builder and shall render decisions in a timely manner and in accordance with the schedule accepted by the Owner. The Owner may obtain independent review of the Contract Documents by a separate architect, engineer, contractor, or cost estimator under contract to or employed by the Owner. Such independent review shall be undertaken at the Owner's expense in a timely manner and shall not delay the orderly progress of the Work.

2.2 The Owner shall cooperate with the Design Builder in securing building and other permits, licenses and inspections. The Owner shall not be required to pay the fees for such permits, licenses and inspections unless the cost of such fees is excluded from the Design Builder's Scope of Services.

2.3 The Owner shall furnish services of land surveyors, geotechnical engineers, and other consultants for subsoil, air and water conditions, when such services are deemed necessary by the Design Builder to properly carry out the design services required by this Agreement.

2.4 The Owner shall disclose, to the extent known to the Owner, the results and reports of prior tests, inspections or investigations conducted for the Project involving: structural or mechanical systems; chemical; air and water pollution; hazardous materials; or other environmental and subsurface conditions. The Owner shall disclose all information known to the Owner regarding the presence of pollutants at the Project's site.

2.5 The Owner shall furnish all legal, accounting and insurance counseling services as may be necessary at any time for the Project, including such auditing services as the Owner may require to verify the Design Builder's Applications for Payment.

2.6 Those services, information, surveys and reports required by Paragraphs 2.3 through 2.5 which are within the Owner's control shall be furnished at the Owner's expense. The Design Builder shall be entitled to rely upon the accuracy and completeness thereof, except to the extent the Owner advises the Design Builder to the contrary in writing.

2.7 If the Owner requires the Design Builder to maintain any special insurance coverage, policy, amendment, or rider, the Owner shall pay the additional cost thereof, except as otherwise stipulated in this Agreement.

2.8 If the Owner observes or otherwise becomes aware of a fault of defect in the Work or nonconformity with the Design Builder's Scope of Services or the Construction Documents, the Owner shall give prompt written notice thereof to the Design Builder.

2.9 The Owner shall promptly upon the request of the Design Builder, furnish to the Design Builder reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Contract.

2.10 The Owner shall communicate with persons or entities employed or retained by the Design Builder through the Design Builder, unless otherwise directed by the Design Builder.

ARTICLE 3 - DESIGN BUILDER

3.1       SERVICES AND RESPONSIBILITIES

          3.1.1 Standard of Care: Design Builder shall perform or furnish Design Professional Services and related services in all phases of the project. The standard of care for all such services performed or furnished under this Agreement will be the care and skill ordinarily used by

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          members of the engineering profession practicing under similar conditions at the same time and locality.

          3.1.2 The Design Builder shall be responsible to the Owner for acts and omissions of the Design Builder's employees, subcontractors and their agents and employees, and other persons, including other design professionals, performing any portion of the Design Builder's obligations under this Agreement.

3.2       BASIC SERVICES

          3.2.1 The Design Builder's Basic Services are described below and in
          Article 14.

          3.2.2 The Design Builder shall designate a representative authorized to act on the Design Builder's behalf with respect to the Project.

          3.2.3 The Design Builder, with the assistance of the Owner, shall file documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project.

          3.2.4 Unless otherwise provided in the Contract Documents, the Design Builder shall provide or cause to be provided and shall pay for design services, labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

          3.2.5 Design Builder shall supervise, inspect and direct the Construction competently and efficiently, devoting such attention thereto and applying such skills and expertise as may be necessary to provide the Construction in accordance with the Contract Documents. Design Builder shall be solely responsible for the means, methods, techniques, sequences and procedures employed for the provision of Construction. Design Builder shall be responsible to see that the complete Construction complies accurately with the Contract Documents and shall keep Owner advised as to the quality and progress of the Construction.

          3.2.6 The Design Builder shall keep the Owner informed of the progress and quality of the Work.

          3.2.7 The Design Builder shall be responsible for correcting Work which does not conform to the Contract Documents.

          3.2.8 The Design Builder warrants to the Owner that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the construction will be free from faults and defects, and that the construction will conform with the requirements of the Contract Documents. Construction not conforming to these requirements, including substitutions not properly approved by the Owner, shall be corrected in accordance with Article 9.

          3.2.9 The Design Builder shall pay all state sales, consumer, use and similar taxes which had been legally enacted prior to the date of this Agreement, and shall secure and pay for building and other permits and governmental fees, licenses and inspections necessary for the proper execution and completion of the Work which are either customarily secured after execution of a contract for construction or are legally required prior to the date of this Agreement.

          3.2.10   Laws and Regulations

                   .1 Design Builder shall give all notices and comply with all Laws and Regulations of the place of the Project which are applicable to furnishing and performance of the Work. Except where otherwise expressly required by applicable Laws and Regulations, Owner

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                   shall not be responsible for monitoring Design Builder's
                   compliance with any Laws or Regulations.

                   .2 If Design Builder performs any Work knowing or having reason to know that it is contrary to Laws or Regulations, Design Builder shall bear all costs arising therefrom.

                   .3 Changes in Laws and Regulations not known or foreseeable on the date of receipt of Proposals having an effect on the cost or time of performance may be the subject of a claim under Article 8.

          3.2.11 Design Builder shall pay all license fees and royalties and assume all costs incident to the use in the performance of the Work or the incorporation in the Work of any invention, design, process, product or device which is subject of patent rights or copyrights held by others. If a particular invention, design, process, product or device is specified in the Conceptual Documents for use in the performance of the Construction and if to the actual knowledge of Owner its use is subject to patent rights or copyrights calling for the payment of any license fee or royalty to others, the existence of such rights shall be disclosed by Owner in the Conceptual Documents. To the fullest extent permitted by Laws and Regulations, Design Builder shall indemnify and hold harmless Owner, from and against all claims, costs, losses and damages (including but not limited to all fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) arising out of or resulting from any infringement of patent rights or copyrights incident to the use in the performance of the Work or resulting from the incorporation in the Work of any invention, design, process, product or device not specified in the Conceptual Documents.

          3.2.12   Use of Site and Other Areas

                   .1 Design Builder shall confine construction equipment, the storage of materials and equipment and the operations of construction workers to those lands and areas permitted by the Owner and other land and areas permitted by Laws and Regulations, rights-of-way, permits and easements, and shall not unreasonably encumber the premises with construction equipment or other materials or equipment. Design Builder shall assume full responsibility for any damage to any such land or area, or to the owner or occupant thereof or of any adjacent land or areas, resulting from the performance of the Construction. Should any claim be made by any such owner or occupant because of the performance of the Construction, Design Builder shall promptly settle with such other party by negotiation or otherwise resolve the claim by arbitration or other dispute resolution proceeding or at law. Design Builder shall, to the fullest extent permitted by Laws and Regulations, indemnify and hold harmless Owner, Owner's Consultants and anyone directly or indirectly employed by any of them from and against all claims, costs, losses and damages (including, but not limited to, fees of engineers, architects, attorneys and other professionals and court and arbitration or other dispute resolution costs) arising out of or resulting from any claim or action, legal or equitable, brought by any such owner or occupant against Owner, or any other party indemnified hereunder to the extent caused by or based upon Design Builder's performance of the Construction.

                   .2 During the performance of the Construction, Design Builder shall keep the premises free from accumulations of waste materials, rubbish and other debris resulting from the Construction. At the completion of the Construction Design Builder shall remove all waste materials, rubbish and debris from and about the premises as well as all tools, appliances, construction equipment, temporary construction and machinery and surplus materials. Design Builder shall leave the Site clean and ready for occupancy by Owner at Substantial Completion. Design Builder shall restore to original condition all property not designated for alteration by the Contract Documents.

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                   .3 Design Builder shall not load nor permit any part of any structure to be loaded in any manner that will endanger the structure, nor shall Design Builder subject any part of the Work or adjacent property to stresses or pressures that will endanger it.

          3.2.13 The Design Builder shall notify the Owner when the Design Builder believes that the Work or an agreed upon portion thereof is substantially completed. If the Owner concurs, the Design Builder shall issue a Certificate of Substantial Completion which shall establish the Date of Substantial Completion, shall state the responsibility of each party for security, maintenance, heat, utilities, damage to the Work and insurance, shall include a list of items to be completed or corrected and shall fix the time within which the Design Builder shall complete items listed therein. Disputes between the Owner and Design Builder regarding the Certificate of Substantial Completion shall be resolved in accordance with provisions of Article 10.

          3.2.14 The Design Builder shall maintain at the site for the Owner one record copy of the drawings, specifications, product data, samples, shop drawings, Change Orders and other modifications, in good order and regularly updated to record the completed construction. These shall be delivered to the Owner upon completion of construction and prior to final payment.

          3.2.15 Unless otherwise provided in the Contract Documents, Design Builder shall directly or through one or more Subcontractors obtain and pay for all permits and licenses necessary for construction. Owner shall assist Design Builder, when necessary, in obtaining such permits and licenses. Design Builder shall pay all governmental charges and inspection fees necessary for the prosecution of the Construction, which are applicable on the date of this Agreement. The Owner is responsible for paying any and all utility company connection charges and/or capital costs related thereto.

          3.2.16   Design Builder's General Warranty and Guarantee

                   .1 Design Builder warrants and guarantees to Owner that all Construction will be in accordance with the Contract Documents and will not be defective. This warranty shall be effective for a period of twelve months from the date of substantial completion and will cover all labor and materials to correct any deficiencies. Design Builder's warranty and guarantee hereunder excludes defects or damage caused by:

                            a. Abuse, modification or improper maintenance or operation by persons other than Design/Builder, Subcontractors or Suppliers; or

                            b.   Normal wear and tear under normal usage.

                   .2 Design Builder's obligation to perform and complete the Work in accordance with the Contract Documents shall be absolute. None of the following will constitute an acceptance of Work that is not in accordance with the Contract Documents or a release of Design Builder's obligation to perform the Work in accordance with the Contract Documents:

                            a.   Observations by Owner:

                            b.   The making of any progress or final payment;

                            c.   The issuance of a certificate of Substantial
                                   Completion;

                            d.   Use or occupancy of the Work or any part
                                thereof by Owner;

                            e. Any acceptance by Owner or any failure to do so;

                            f.   Any review and approval of a Submittal;

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                            g.   Any inspection, test or approval by others; or

                            h. Any correction of defective Construction by Owner

          3.2.17 OPERATIONAL PHASE: During the Operations Phase, Design Builder shall:

                   .1       Provide assistance in connection with the start-up,
                   testing, refining and adjusting of any equipment or system.

                   .2       Assist Owner in training staff to operate and
                   maintain the Project.

                   .3       Assist Owner in developing systems and procedures
                   for control of the operation and maintenance of and record keeping for the Project.

3.3       ADDITIONAL SERVICES

          3.3.1 The services described in this Paragraph 3.3 are not included in Basic Services unless so identified in Article 14, and they shall be paid for by the Owner as provided in this Agreement, in addition to the compensation for Basic Services. The services described in this Paragraph 3.3 shall be provided only if authorized or confirmed in writing by the Owner.

          3.3.2 Making revisions in drawings, specifications, and other documents or electronic data when such revisions are required by the enactment or revision of codes, laws or regulations subsequent to the preparation of such documents or electronic data.

          3.3.3 Providing consultation concerning replacement of Work damaged by fire or other cause during construction, and furnishing services required in connection with the replacement of such Work.

          3.3.4 Providing services in connection with a public hearing, arbitration proceeding or legal proceeding, except where the Design Builder is a party thereto.

          3.3.5 Providing coordination of construction performed by the Owner's own forces or separate contractors employed by the Owner, and coordination of services required in connection with construction performed and equipment supplied by Owner.

          3.3.6 Submitting Construction Documents for review and approval by the Owner. Construction Documents may include drawings, specifications, and other documents and electronic data setting forth in detail the requirements for construction of the Work.

          3.3.7 Preparing a set of reproducible record documents or electronic data showing significant changes in the Work made during construction.

          3.3.8 Providing additional assistance for training personnel, preparing manuals or consulting during operation outside of the Scope of Basic Services.

ARTICLE 4 - TIME

          4.1 Unless otherwise indicated, the Owner and the Design Builder shall perform their respective obligations as expeditiously as is consistent with reasonable skill and care and the orderly progress of the Project.

          4.2 Time limits stated in the Contract Documents are of the essence. The Work to be performed under this Agreement shall commence upon receipt of a Notice To Proceed unless

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          otherwise agreed and, subject to authorized Modifications, Substantial
          Completion shall be achieved on or before the date established in
          Article 14.

          4.3 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use.

          4.4 Based on the Design Builder's Scope of Services, a construction schedule shall be provided consistent with Paragraph 4.2 above.

          4.5 If the Design Builder is delayed at any time in the progress of the Work by an act or neglect of the Owner, Owner's employees, or separate contractors employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, adverse weather conditions not reasonably anticipatable, unavoidable casualties or other causes beyond the Design Builder's control, or by delay authorized by the Owner pending arbitration, or by other causes which the Owner and Design Builder agree may justify delay, then Contract Time shall be reasonably extended by Change Order.

ARTICLE 5 - PAYMENTS

5.1       PROGRESS PAYMENTS

          5.1.1 The Design Builder shall deliver to the Owner itemized Applications for Payment in such detail as indicated in Article 14.

                   5.1.1.1 Application Shall be made on AlA forms G702 and G703 or similar documents. Two percent retainage shall be held by the owner on up to fifty percent value of the completed work after which no retainage will be held.

          5.1.2 Within ten (10) days of the Owners receipt of a properly submitted and correct Application for Payment, the Owner shall make payment to the Design Builder.

          5.1.3 The Application for Payment shall constitute a representation by the Design Builder to the Owner that the design and construction have progressed to the point indicated; the quality of Work covered by the application is in accordance with the Contract Documents; and the Design Builder is entitled to payment in the amount requested.

          5.1.4 Upon receipt of payment from the Owner, the Design Builder shall promptly pay the other design professionals and each contractor the amount to which each is entitled in accordance with the terms of their respective contracts.

          5.1.5 The Owner shall have no obligation under this Agreement to pay or to be responsible in any way for payment to another design professional, or a contractor performing portions of the Work.

          5.1.6 Neither progress payment nor partial or entire use or occupancy of the Project by the Owner shall constitute acceptance of Work not in accordance with the Contract Documents.

          5.1.7 The Design Builder warrants that title to all construction covered by an Application for Payment will pass to the Owner no later than the time of payment. The Design Builder further warrants that upon submittal of an Application for Payment all construction for which payments have been received from the Owner shall be free and clear of liens, claims, security Interests or encumbrances in favor of the Design Builder or any other person or entity performing construction at the site or furnishing materials or equipment relating to the construction.

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          5.1.8 Upon compliance with the Process Guarantee, the Owner shall pay the Design Builder the retainage, if any, less the reasonable cost to correct or complete incorrect or incomplete Work. Final payment of such withheld sum shall be made upon correction or completion of such Work.

5.2.      FINAL PAYMENT

          5.2.1 When the Work has been completed and the contract fully performed, the Design Builder shall submit a final application for payment to the Owner, who shall make final payment within ten (10) days of receipt.

          5.2.2 The making of final payment shall constitute a waiver of claims by the Owner except those arising from:

                   5.2.2.1 liens, claims, security interests or encumbrances arising out of the Contract and unsettled;

                   5.2.2.2 failure of the Work to comply with the requirements of the Contract Documents; or

                   5.2.2.3 terms of special warranties required by the Contract Documents

          5.2.3 Acceptance of final payment shall constitute a waiver of all claims by the Design Builder except those previously made in writing and identified by the Design Builder as unsettled at the time of final Application for Payment.

5.3       INTEREST PAYMENTS

          5.3.1 Payments due to the Design Builder under this Agreement which are not paid when due shall bear interest from the date due at the rate specified in Article 13, or in the absence of a specified rate, at the legal rate prevailing where the Project is located.

ARTICLE 6 - PROTECTION OF PERSONS AND PROPERTY

6.1 The Design Builder shall be responsible for initiating, maintaining and providing supervision of safety precautions and programs in connection with the performance of this Agreement.

6.2 The Design Builder shall take reasonable precautions for the safety of, and shall provide reasonable protection to prevent damage, injury or loss to: (1) employees on the Work and other persons who may be affected thereby; (2) the Work and materials and equipment to be incorporate therein, whether in storage on or off the site, under care, custody, or control of the Design Builder or the Design Builder's contractors; and (3) other property at or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal relocation, or replacement in the course of construction.

6.3 The Design Builder shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on the safety of persons or property or their protection from damage, injury or loss.

6.4 The Design Builder shall promptly remedy damage and loss (other than damage or loss insured under property insurance provided or required by the Contract Documents) to property at the site caused in whole or in part by the Design Builder, a contractor of the Design Builder or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable.

ARTICLE 7 - INSURANCE AND BONDS

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7.1       PERFORMANCE, PAYMENT AND OTHER BONDS

          7.1.1 If it is required by the Primary Lender, Design Builder shall furnish performance and payment Bonds, each in an amount at least equal to the Contract Price as security for the faithful performance and payment of all Design Builder's obligations to furnish, provide and pay for Construction and related materials under the Contract Documents. These Bonds shall remain in effect at least until one year after the date when final payment becomes due, except as provided otherwise by Laws or Regulations or by the Contract Documents. Design Builder shall also furnish such other Bonds as are required by Article
          14. All Bonds shall be in the form prescribed by the Contract Documents except as provided otherwise by Laws or Regulations, and shall be executed by such sureties as are named in the current list of "Companies Holding Certificates of Authority as Acceptable Surety Companies" as published in Circular 570 (amended) by the Audit Staff, Bureau of Government Financial Operations, U.S. Treasury Department. All Bonds signed by an agent must be accompanied by a certified copy of such agent's authority to act. The cost of the performance and payment bonds shall be paid by the Owner.

          7.1.2 If the surety on any Bond furnished by Design Builder is declared bankrupt or becomes insolvent or its right to do business is terminated in any state where any part of the Project is located or it ceases to meet the requirements of paragraph 7.1.1, Design Builder shall within thirty days thereafter substitute another Bond and surety meeting the requirements of paragraphs 7.1.1 and 7.9.

7.2       DESIGN/BUILDER'S LIABILITY INSURANCE

          7.2.1 The Design Builder shall purchase from and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, such insurance as will protect the Owner and Design Builder from claims set forth below which may arise out of or result from operations under this Agreement by the Design Builder.

                   7.2.1.1 Claims under workers' compensation, disability benefits and other similar employee benefit acts;

                   7.2.1.2 Claims for damages because of bodily injury, occupational sickness or disease, or death of Design Builder's employees;

                   7.2.1.3 Claims for damages because of bodily injury, sickness or disease, or death of any person other than Design Builder's employees;

                   7.2.1.4 Claims for damages insured by customary personal injury liability coverage which are sustained (i) by any person as a result of an offense directly or indirectly related to the employment of such person by Design Builder, or (ii) by any other person for any other reason;

                   7.2.1.5 Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property wherever located, including loss of use resulting therefrom; and

                   7.2.1.6 Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

          7.2.2    The policies of insurance required by paragraph 7.2.1 shall:

                   7.2.2.1 With respect to insurance required by paragraphs
                   7.2.1.3 through 7.2.1.6 inclusive, include as additional insureds Owner and any other persons or entities indicated in
                   Article 14, all of whom shall be listed as additional insureds, and include coverage for the respective officers and employees of all such additional insureds;

                   7.2.2.2 Include at least the specific coverages and be written for not less than the limits of liability provided in 7.2.2.2.a through 7.2.2.2.c or required by Laws or Regulations, whichever is greater;

                            a. Worker's Compensation under Paragraph 7.2.1.1 of the General Conditions:

                                 1.   State:                  Statutory
                                 2.   Applicable Federal:     Statutory
                                 3.   Employer's Liability:   $500,000

                            b. Design Builder's General Liability (under paragraphs 7.2.1.2 through 7.2.1.6) which shall include completed operations and product liability coverages.

                                 1.   General Aggregate:
                                      (Except Products -- Completed Operations)    $ 2,000,000

                                 2.   Products -- Completed Operations Aggregate   $ 2,000,000

                                 3.   Personal and Advertising Injury
                                      (Per Person/Organization)                    $ 1,000,000

                                 4.   Each Occurrence
                                      (Bodily Injury and Property Damages)         $ 1,000,000

                                 5. Property Damage liability insurance will provide Explosion, Collapse and Underground coverages where applicable.

                                 6.   Excess Liability

                                      General Aggregate                            $ 5,000,000
                                      Each Occurrence                              $ 5,000,000

                            c.   Automobile Liability:
                                 Combine Single
                                 Limit (Bodily Injury and Property Damage)         $ 1,000,000

                   7.2.2.3  include completed operations insurance;

                   7.2.2.4 Include contractual liability insurance covering Design Builder's indemnity obligations under paragraphs 3.2.11, 3.2.12 and 11.4;

                   7.2.2.5 Contain a provision or endorsement that the coverage afforded will not be cancelled, materially changed or renewal refused until at least 30 days prior written notice has been given to Owner and each other additional insured indicated in
                   Article 14 to whom a certificate of insurance has been issued (and the certificates of insurance furnished by the Design Builder pursuant to paragraph 7.9.2 will so provide);

                   7.2.2.6. Remain in effect at least until final payment and at all times thereafter when Design Builder may be correcting, removing or replacing DEFECTIVE Construction in accordance with Article 9; and

                   7.2.2.7 With respect to completed operations insurance, and any other insurance coverage written on a claims-made basis, this insurance shall remain in effect for at least one year after final payment.

7.3       OWNER'S LIABILITY INSURANCE

          7.3.1 The Owner shall be responsible for purchasing and maintaining the Owner's General, Auto and Workmen's Compensation liability insurance. Optionally, the Owner may purchase and maintain other insurance for self-protection against claims which may arise from operations under this Agreement. The Design Builder shall not be responsible for purchasing and maintaining this optional Owner's liability insurance unless specifically required by the Contract Documents.

7.4       PROPERTY INSURANCE

          7.4.1 Unless otherwise provided in Article 14, Owner shall purchase and maintain property insurance upon the Construction at the Site in the amount of the full replacement cost thereof (subject to deductible amounts not exceeding $5000 per occurrence). This insurance will:

                   7.4.1.1 Include the interests of Owner, Design/Builder, Subcontractors, and any other persons or entities indicated in the Supplementary Conditions, each of whom is deemed to have an insurable interest and shall be listed as an insured or additional insured;

                   7.4.1.2 Be written on a Builder's Risk 'all-risk" or open peril or special causes of loss policy form that shall at least include insurance for physical loss and damage to the Construction, temporary buildings, falsework and all materials and equipment in transit, and shall insure against at least the following perils or causes of loss: fire, lightning, extended coverage, theft, vandalism and malicious mischief, collapse, debris removal, demolition occasioned by enforcement of Laws and Regulations, and such other perils or causes of loss as may be specifically required by the Supplementary Conditions;

                   7.4.1.3 Include expenses incurred in the repair or replacement of any insured property (including but not limited to fees and charges of engineers and design professionals);

                   7.4.1.4 Be maintained in effect until final payment is made unless otherwise agreed to in writing by Owner and Design/Builder with thirty days written notice to each other additional insured to whom a certificate of insurance has been issued; and

                   7.4.1.5 Allow partial utilization in accordance with paragraph 7.8.

          7.4.2    BOILER AND PRESSURE VESSEL INSURANCE

                   7.4.2.1 At the appropriate time during the construction period, the Owner shall purchase and maintain Broad Coverage Insurance for equipment such as boilers, other pressure vessels, hot water boilers, fired storage water heaters, fired coil water heaters, unfired pressure vessels, machinery, and similar equipment or objects, which are provided under the Contract for this Work and which may not be covered under other insurances. The insurance shall be in accordance with State Laws. Such coverage shall, as a minimum, insure against loss or damages, including death or bodily injury, from explosion, rupture, or bursting of the equipment piping and normally covered appurtenances or other similar hazards peculiar to the particular equipment or object.

                   7.4.2.2 The policy shall name the Owner, the Design/Builder, all Subcontractors and lower tier Sub-subcontractors as joint insured.

                   7.4.2.3 The insurance shall be placed into effect prior to the testing, use or start up of any equipment of object provided under the Contract. The Design/Builder shall notify the

                   Owner or insurance agent in ample time prior to testing or startup of the object to permit any required inspections.

                   7.4.2.4 The policy, shall cover, as a minimum, (1) loss to property of the insured, including extra costs of temporary repair (2) death or bodily injury liability, including defense, settlement and supplementary payments, and (3) property damage liability including defense, settlement and supplementary payments. The minimum limits shall be $1,000,000 per occurrence.

                   7.4.2.5 After acceptance of the Work, or Upon occupancy by the Owner, the Owner will provide pressure vessel insurance. Owner will purchase and maintain boiler, machinery and other property insurance as indicated in paragraph 7.4.

                   7.4.2.6 Entities deemed to have an insurable interest shall be listed as an insured or additional insured.

          7.4.3 All the policies of insurance (and the certificates or other evidence thereof) required to be purchased and maintained by Owner in accordance with paragraph 7.4 will contain a provision or endorsement that the coverage afforded will not be cancelled or materially changed or renewal refused until at least 30 days' prior written notice has been given to Design Builder and to each other additional insured to whom a certificate of insurance has been issued and will contain waiver provisions in accordance with paragraph 7.5.1.

          7.4.4. Owner shall not be responsible for purchasing and maintaining any property insurance to protect the interests of Design Builder, Subcontractors, Supplies, Engineers or others in the Work to the extent of any deductible amounts. The risk of loss within such identified deductible amount, will be borne by Design Builder, Subcontractor or others suffering any such loss and if any of them wishes property insurance coverage within the limits of such amounts, each may purchase and maintain it at the purchaser's own expense.

7.5       WAIVER OF RIGHTS

          7.5.1 Owner and Design Builder intend that all policies purchased in accordance with paragraph 7.4 will protect Owner, Design Builder, Engineers, Subcontractors, and all other individuals or entities indicated in Article 14 to be listed as insured or additional insureds in such policies and will provide primary coverage for all losses and damages caused by the perils or causes of loss covered thereby. All such policies shall contain provisions to the effect that in the event of payment of any loss or damage the insurers will have no rights of recovery against any of the insureds or additional insureds thereunder. Owner and Design Builder waive all rights against each other and their respective officers, directors, employees and agents for all losses and damages caused by, arising out of or resulting from any of the perils or causes of loss covered by such policies and any other property insurance applicable to the Work; and, in addition, waive all such rights against Subcontractors, Suppliers, Engineers and all other individuals or entities indicated in the Supplementary Conditions to be listed as insureds or additional insureds under such policies for losses and damages so caused. None of the above waivers shall extend to the rights that any party making such waiver may have to the proceeds of insurance held by Owner as trustee or otherwise payable under any policy so issued. In addition, Owner waives all rights against Design Builder, Subcontractors, Engineers and Suppliers and the officers, directors, employees and agents of any of them for business interruption, loss of use of Owner's property and any other consequential damages caused by, arising out of or resulting from any of such insured perils or causes of loss or any other peril or cause of loss whether or not insured.

7.6       RECEIPT AND APPLICATION OF PROCEEDS

          7.6.1 Any insured loss under the policies of insurance required by paragraph 7.4 will be adjusted with Owner and made payable to Owner as fiduciary for the insureds, as their interests may appear, subject to the requirements of any applicable mortgage clause and of paragraph
          7.6.2. Owner shall deposit in a separate account any money so received, and shall distribute it in accordance with such agreement as the parties in interest may reach. If no other special agreement is reached the damaged Work shall be repaired or replaced, the moneys so received applied on account thereof and the Work and the cost thereof covered by an appropriate Change Order or Written Amendment.

          7.6.2 Owner as fiduciary shall have power to adjust and settle any loss with the insurers unless one of the parties in interest shall object in writing within fifteen days after the occurrence of loss to Owner's exercise of this power. If such objection be made, Owner as fiduciary shall make settlement with the insurers in accordance with such agreement as the parties in interest may reach. If no such agreement among the parties in interest is reached, Owner as fiduciary shall adjust and settle the loss with the insurers and, if required in writing by any party in interest, Owner as fiduciary shall give bond for the proper performance of such duties.

7.7       ACCEPTANCE OF BONDS AND INSURANCE; OPTION TO REPLACE

          7.7.1 If either party has any objection to the coverage afforded by or other provisions of the Bonds or insurance required to be purchased and maintained by the other party in accordance with Article 7 on the basis of their not complying with the Contract Documents, the objecting party shall so notify the other party in writing within ten days after receipt of the certificates. Owner and Design Builder shall each provide to the other such additional information in respect of insurance provided as the other may reasonably request. If either party does not purchase or maintain all of the Bonds and insurance required of such party by the Contract Documents, such party shall notify the other party in writing of such failure to purchase prior to the start of the Work, or of such failure to maintain prior to any change in the required coverage. Without prejudice to any other right or remedy, the other party may elect to obtain equivalent Bonds or insurance to protect such other party's interests at the expense of the party who was supposed to provide such coverage, and a Change Order or Written Amendment shall be issued to adjust the Contract Price accordingly.

7.8       PARTIAL UTILIZATION -- PROPERTY INSURANCE

          7.8.1 If Owner finds it necessary to occupy or use a portion or portions of the Work prior to Substantial Completion of all the construction, such use or occupancy may be accomplished; provided that no such use or occupancy shall commence before the insurers providing the property insurance have acknowledged notice thereof and in writing effected any changes in coverage necessitated thereby. The insurers providing the property insurance shall consent by endorsement on the policy or policies, but the property insurance shall not be cancelled or permitted to lapse on account of any such partial use or occupancy.

7.9       LICENSED SURETIES AND INSURERS; CERTIFICATES OF INSURANCE

          7.9.1 All Bonds and insurance required by the Contract Documents to be purchased and maintained by Owner or Design Builder shall be obtained from surety or insurance companies that are duly licensed or authorized in the jurisdiction in which the Project is located to issue Bonds or insurance policies for the limits and coverage's so required. Such surety and insurance companies shall also meet such additional requirements and qualifications as may be provided in
          Article 14.

          7.9.2 Design Builder shall deliver to Owner, with copies to each additional insured indicated in Article 14, certificates of insurance (and other evidence of insurance requested by Owner or any other additional insured) which Design/Builder is required to purchase and maintain in accordance with paragraph 7.2.1. Owner shall deliver to Design Builder, with copies to each additional insured indicated in Article 14, certificates of insurance (and other evidence of insurance requested by Design Builder or any other additional insured) which Owner is required to purchase and maintain in accordance with paragraphs 7.4.1 and 7.4.2.

ARTICLE 8 - CHANGES IN THE WORK

8.1       CHANGES

          8.1.1 Changes in the Work may be accomplished after execution of this Agreement, without invalidating this Agreement, by Change Order, Construction Change Directive, or order for a minor change in the Work, subject to the limitations stated in the Contract Documents.

          8.1.2 A Change Order shall be based upon agreement between the Owner and the Design Builder; a Construction Change Directive may be issued by the Owner without the agreement of the Design Builder; an order for a minor change in the Work may be issued by the Design Builder alone.

          8.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Design Builder shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive, or order for a minor change in the Work.

          8.1.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or the Design Builder, the applicable unit prices shall be equitably adjusted.

8.2       CHANGE ORDERS

          8.2.1 A Change Order is a written instrument prepared by the Design Builder and signed by the Owner and the Design Builder, stating their agreement upon all of the following:

                   .1       a change in the Work'

                   .2 the amount of the adjustment, if any, in the Contract Sum; and

                   .3 the extent of the adjustment, if any, in the Contract Time.

          8.2.2 If the Owner requests a proposal for a change in the Work from the Design Builder and subsequently elects not to proceed with the change, a Change Order shall be issued to reimburse the Design Builder for any costs incurred for estimating services, design services or preparation of proposed revisions to the Contract Documents.

8.3       CONSTRUCTION CHANGE DIRECTIVES

          8.3.1 A Construction Change Directive is a written order prepared and signed by the Owner, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both.

          8.3.2 Except as otherwise agreed by the Owner and the Design Builder, the adjustment to the Contract Sum shall be determined on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including the expenditures for design services and revisions to the Contract Documents. In such case, the Design Builder shall keep and present an itemized accounting together with appropriate supporting data for inclusion in a Change Order. Unless otherwise provided in the Contract Documents, costs for these purposes shall be limited to the following:

                   .1 costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' compensation insurance;

                   .2 costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

                   .3 rental costs of machinery and equipment exclusive of hand tools, whether rented from the Design Builder or others;

                   .4 costs of premiums for all bonds and insurance permit fees, and sales, use or similar taxes;

                   .5 additional costs of supervision and field office personnel directly attributable to the change; and fees paid to other design professionals.

          8.3.3 Pending final determination of cost to the Owner, amounts not in dispute may be included in Applications for Payment. The amount of credit to be allowed by the Design Builder to the Owner for deletion or change which results in a net decrease in the Contract Sum and Contract Time, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

8.4       MINOR CHANGES IN THE WORK

          8.4.1 The Design Builder shall have authority to make minor changes in the Construction Documents and construction consistent with the intent of the Contract Documents when such minor changes do not involve adjustment in the Contract Sum or extension of the Contract Time. The Design Builder shall promptly inform the Owner, in writing, of minor changes in the Construction Documents and construction.

8.5       CONCEALED CONDITIONS

          8.5.1 If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents, or (2) unknown physical conditions of an unusual nature which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Contract Sum shall be equitably adjusted for such concealed or unknown conditions by Change Order upon claim by either party made within 21 days after the claimant becomes aware of the conditions.

8.6       REGULATORY CHANGES

          8.6.1 The Design Builder shall be compensated for changes in the construction necessitated by the enactment or revisions of codes, laws or regulations subsequent to the submission of the Design Builder's Proposal.

ARTICLE 9 - CORRECTION OF WORK

9.1 The Design Builder shall promptly correct Work rejected by the Owner or known by the Design Builder to be defective or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. The Design Builder shall bear costs of correcting such rejected Work, including additional testing and inspections.

9.2 If, within one (1) year after the date of Substantial Completion of the Work or, after the date for commencement of warranties established in a written agreement between the Owner and the Design Builder, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Design Builder shall correct it promptly after receipt of a written notice from the Owner to do so unless the Owner has previously given the Design Builder a written acceptance of such condition.

9.3 Nothing contained in this Article 9 shall be construed to establish a period of limitation with respect to other obligations which the Design/Builder might have under the Contract Documents. Establishment of the time period of one (1) year as described in Subparagraph 9.2 relates only to the specific obligation of the Design Builder to correct the Work, and has no relationship to the time within which proceedings may be commenced to establish the Design Builder's liability with respect to the Design Builder's obligations other than specifically to correct the Work.

9.4 If the Design Builder fails to correct nonconforming Work as required or fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an Agent specifically so empowered by the Owner in writing, may order the Design Builder to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the Owner's right to stop the Work shall not give rise to a duty on the part of the Owner to exercise the right for benefit of the Design Builder or other persons or entities.

9.5 If the Design Builder defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within fourteen (14) days after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may give a second written notice to the Design Builder and, fourteen (14) days following receipt by the Design Builder of that second written notice and without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Design Builder, the costs of correcting such deficiencies. If the payments then or thereafter due the Design Builder are not sufficient to cover the amount of the deduction, the Design Builder shall pay the difference to the Owner. Such action by the Owner shall be subject to dispute resolution procedures as provided in Article 10.

ARTICLE 10 - DISPUTE RESOLUTION - MEDIATION AND ARBITRATION

10.1 Claims, disputes or other matters in question between the parties to this Agreement arising out of or relating to this Agreement or breach thereof shall be subject to and decided by mediation or arbitration. Such mediation or arbitration shall be conducted in accordance with the Construction Industry Mediation or Arbitration Rules of the American Arbitration Association currently in effect.

10.2 In addition to and prior to arbitration, the parties shall endeavor to settle disputes by mediation. Demand for mediation shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. A demand for mediation shall be made within a reasonable time after the claim, dispute, or other matter in question has arisen. In no event shall the demand for mediation be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of repose or limitations.

10.3 Demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of repose or limitations.

10.4 An arbitration pursuant to this Article may be joined with an arbitration involving common issues of law or fact between the Design Builder and any person or entity with whom the Design Builder has a contractual obligation to arbitrate disputes. No other arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or in any other matter, an additional person or entity not a party to this Agreement or not a party to an agreement with the Design Builder, except by written consent containing a specific reference to this Agreement signed by the Owner, the Design Builder and any other person or entities sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with and additional person or entity duty consented to by the parties to this Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

10.5 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Any and all arbitration or mediation hearings shall be held in Sioux Falls, SD.

ARTICLE 11 - MISCELLANEOUS PROVISIONS

11.1 Unless otherwise provided, this Agreement shall be governed by the law of the place where the Project is located.

11.2      RELATED CONSTRUCTION OF SITE

          11.2.1 Owner may perform other Work related to the Project at the Site by Owner's own forces, or let other direct contracts therefore or have other work performed by utility owners. If the fact that such other work is to be performed was not noted in the Conceptual Documents then
          (I) written notice thereof will be given to Design Builder prior to starting any such other work and (ii) Design Builder may make a claim therefore as provided in Article 8 if Design Builder believes that such performance will involve additional expense to Design Builder or requires additional time and the parties are unable to agree as to the amount or extent thereof.

          11.2.2 Design Builder shall afford each other contractor who is a party to such a direct contract and each utility owner (and Owner, if Owner is performing the additional work with Owner's employees) proper and safe access to the Site and a reasonable opportunity for the introduction and storage of materials and equipment and the execution of such other work and shall properly connect and coordinate the Construction with theirs. Unless otherwise provided in the Contract Documents, Design Builder shall do all cutting, fitting and patching of the Work that may be required to make its several parts come together properly and integrate with such other work. Design Builder shall not endanger any work of others by cutting, excavating or otherwise altering their work with the written consent of Owner and the others whose work will be affected. The duties and responsibilities of Design Builder under this paragraph are for the benefit of such utility owners and other contractors to the extent that there are comparable provisions for the benefit of Design Builder in said direct contracts between Owner and such utility owners and other contractors.

          11.2.3 If the proper execution or results of any part of Design Builder's Work depends upon work performed or services provided by others under this paragraph 11.2, Design Builder shall inspect such other work and appropriate instruments of service and promptly report to Owner in writing any delays, defects of deficiencies in such other work or services that render it unavailable or unsuitable for the proper execution and results of Design Builder's Work. Design Builder's failure so to report will constitute an acceptance of such other work as fit and proper for integration with Design Builder's Work except for latent or nonapparent defects and deficiencies in such other work.

          11.2.4   Coordination

                   11.2.4.1 If Owner contracts with others for the performance of other work on the Project at the Site, the following will be set forth in Article 14:

                            a.   The individual or entity who will have
                            authority and responsibility for coordination of the activities among the various prime contractors will be identified;

                            b. The specific matters to be covered by such authority and responsibility will be itemized; and

                            c.   The extent of such authority and
                            responsibilities will be provided.

                   11.2.4.2 Unless otherwise provided in Article 14, Owner shall have sole authority and responsibility in respect of such coordination.

11.3      CLAIMS FOR DAMAGES

          11.3.1 If either party to this Agreement suffers injury or damage to person or property because of an act or omission of the other party, of any of the other party's employees or agents, or of others for whose acts such party is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If a claim of additional cost or time related to this claim is to be asserted, it shall be filed in writing.

11.4      INDEMNIFICATION

          11.4.1 To the fullest extent permitted by law, the Design Builder shall indemnify and hold harmless the Owner, Owner's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorney's fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Design Builder, anyone directly or indirectly employed by the Design Builder or anyone for whose acts the Design Builder may be liable. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 11.4.

          11.4.2 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Design Builder, Design Builder's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorney's fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Owner, anyone directly or indirectly employed by the Owner or anyone for whose acts the Owner may be liable. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 11.4.

          11.4.3 In claims against any person or entity indemnified under this Paragraph 11.4 by an employee of the Design Builder, anyone directly or indirectly employed by the Design Builder or anyone for whose acts the Design Builder may be liable, the indemnification obligation under this

          Paragraph 11.4 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Design Builder under worker's compensation acts, disability benefit acts or other employee benefit acts.

11.5      SUCCESSORS AND ASSIGNS

          11.5.1 The Owner and Design Builder, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to the partners, successors and assigns of such other party with respect to all covenants of this Agreement. Neither the Owner nor the Design Builder shall assign this Agreement without the written consent of the other. The Owner may assign this Agreement to any institutional lender providing construction financing, and the Design Builder agrees to execute all consents reasonably required to facilitate such an assignment. If either party makes such an assignment, that party shall nevertheless remain legally responsible for all obligations under this Agreement, unless otherwise agreed by the other party.

11.6      EXTENT OF AGREEMENT

          11.6.1 This Agreement represents the entire agreement between the Owner and the Design Builder and supersedes prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument and signed by both the Owner and the Design Builder.

ARTICLE 12 - TERMINATION OF THE AGREEMENT

12.1      TERMINATION BY THE OWNER

          12.1.1 This Agreement may be terminated by the Owner upon 14 days' written notice to the Design Builder in the event that the Project is abandoned. If such termination occurs, the Owner shall pay the Design Builder for Work completed and for proven loss sustained upon materials, equipment, tools, and construction equipment machinery, including reasonable profit and applicable damages.

          12.1.2 If the Design Builder defaults or persistently fails or neglects to carry out the Work in accordance with the Contract Documents or fails to perform the provisions of this Agreement, the Owner may give written notice that the Owner intends to terminate this Agreement. If the Design Builder fails to correct the defaults, failure or neglect within fourteen (14) days after being given notice, the Owner may then give a second written notice and, after an additional fourteen (14) days the Owner may without prejudice to any other remedy terminate the employment of the Design Builder and take possession of the site and of all materials, equipment and finish the Work by whatever method the Owner may deem expedient. If the unpaid balance of the Contract Sum exceeds the expense of finishing the Work and all damages incurred by the Owner, such excess shall be paid to the Design Builder. If the expense of completing the Work and all damages incurred by the Owner exceeds the unpaid balance, the Design Builder shall pay the difference to the Owner. This obligation for payment shall survive termination of this Agreement.

12.2      TERMINATION BY THE DESIGN/BUILDER

          12.2.1 If the Owner fails to make payment when due, the Design Builder may give written notice of the Design Builder's intention to terminate this Agreement. If the Design Builder fails to receive payment within fourteen (14) days after receipt of such notice by the Owner, the Design Builder may give a second written notice and, fourteen (14) days after receipt of such second written notice by the Owner, may terminate this Agreement and recover from the Owner payment for Work executed and for proven losses sustained upon materials, equipment, tools, and construction equipment and machinery, including reasonable profit and applicable damages.

ARTICLE 13 - BASIS OF COMPENSATION

The Owner shall compensate the Design Builder in accordance with Article 5, Payments, and the other provisions of this Agreement as described below.

13.1      COMPENSATION

          13.1.1 For the Design Builder's performance of the Work, as described in Paragraph 3.2 and including any other services listed in Article 14 as part of Basic Services, the Owner shall pay the Design Builder in current funds the Contract Sum as follows:

          Forty Three Million Eight Hundred Fifty Seven Thousand Seven Hundred and Ninety Two Dollars ($43,857,792.00). This price includes sales and use tax and will remain valid as long as construction is started by June 15, 2001. A Start date after that time will cause the price to be reviewed and adjusted accordingly.

          13.1.2 For Additional Services, as described in Paragraph 3.3 and including any other services listed in Article 14 as Additional Services, compensation shall be at a negotiated price.

13.2      REIMBURSABLE EXPENSES

          13.2.1 Reimbursable Expenses are in addition to the compensation for Basic and Additional Services, and include actual expenditures made by the Design Builder and the Design/Builder's employees and contractors in the interest of the Project.

          13.2.2 FOR REIMBURSABLE EXPENSES, compensation shall be a multiple of (1.1) times the amounts expended.

13.3      INTEREST PAYMENTS

          13.3.1 The rate of interest for past due payments shall be as follows:

          (1.5%) one and one half percent per month.

ARTICLE 14 - OTHER CONDITIONS AND SERVICES

14.1 The Basic Services to be performed shall be commenced on issuance of Notice to Proceed and, subject to authorized adjustments and to delays not caused by the Design Builder, Substantial Completion shall be achieved in fourteen (14) months following the start of concrete work.

14.2      The Basic Services beyond those described in Article 3 are as follows:

          None

14.3 Additional Services beyond those described in Article 3 are as follows:

          None

14.4 The Design Builder shall submit an Application for Payment on or about the Twelfth (12) day of each month.

14.5      The Design Builders Exhibits include the following documents:

              Title                                                 Date
              -----                                                 ----

Exhibit 1 --  Schedule of Contract Values consisting of 2 pages     10/4/2000

                                       23

Exhibit 2 --  Licensing Agreement for Ethanol Production Process
Exhibit 3 --  Process Guarantee consisting of 1 page                10/6/2000
Exhibit 4 --  Notice to Proceed consisting of 1 page

14.6      OTHER CONDITIONS

          14.6.1 An initial payment of seventy five thousand dollars ($75,000) for permitting and preliminary design will accrue at no interest cost upon signing of this document and shall become due and payable at completion of the Owner's initial Equity Drive. Upon the completion of the Owner's successful Equity Drive, three hundred thousand dollars ($300,000.00) will be due and payable for Preliminary Engineering for the Project within 15 days.

          14.6.2 Owner will apply for and receive any applicable state sales or excise tax refunds. Design Builder will assist the Owner in compiling necessary documentation.

           NO OTHER CONDITIONS ARE NEITHER EXPRESSED NOR IMPLIED OTHER
                            THAN THOSE STATED ABOVE.


IN WITNESS WHEREOF, OWNER and DESIGN BUILDER have signed this Agreement in duplicate. One counterpart each has been delivered to OWNER and DESIGN BUILDER. All portions of the Contract Documents have been signed, initialed or identified by OWNER and DESIGN BUILDER.

This Owner -- Design Builder Agreement will be effective on the day and year first written above.

OWNER: NORTHERN GROWERS COOPERATIVE       DESIGN BUILDER:  BROIN AND ASSOCIATES,
                                          INC.
BY: /S/ Jim Peterson                      BY: /S/ Jeffrey S. Broin
   -----------------------------------       -----------------------------------

Name:  JIM PETERSON                       Name:  JEFFREY S. BROIN
Title: CHAIRMAN                           Title: C.E.O.

        [CORPORATE SEAL]                         [CORPORATE SEAL]


Attest: /S/ Del Strasser                  Attest: /S/ Wendy S. John
       -------------------------------           -------------------------------


Address for giving notices:               Address for giving notices:

NORTHERN GROWERS COOPERATIVE              BROIN AND ASSOCIATES, INC.
P.O. BOX 225                              2209 EAST 57TH STREET NORTH
MILBANK, SD 57252                         SIOUX FALLS, SD 57104

[Portions of this Exhibit to Exhibit 10.1 are filed separately with the SEC pursuant to a confidential treatment request.]

                           MILLBANK, SD 40 MMGPY PLANT

          CONTRACT SCHEDULE OF VALUES, PROJECT ESTIMATE

          (For location just South of Big Stone Power Plant perimeter fence)

THE CONTRACT INCLUDES:

Fire protection water line to Big Stone Plant

Steam line and condensate line to Big Stone Plant

Demineralized water line from Big Stone Plant

Wastewater discharge line to Big Stone Plant cooling pond

Wastewater treatment for discharge to Big Stone Plant cooling pond Approximate discharge parameters: 50 mg/I BOD5 and 50 mg/I TSS

Connection to Big Stone City's sewer line for sanitary wastewater

Dual fuel boiler(s) to back up steam supply from Big Stone Plant

An allowance for a reboiler and pressure reducing station for steam from Big Stone Plant

THE CONTRACT DOES NOT INCLUDE:

Water line to the site

Gas lines to the site and on-site gas lines

Electrical service to the site and primary transmission to the transformers

Electrical transformers to 460 Volt (To be provided by utility company?)

Water treatment systems (demineralized water will be purchased from Big Stone Plant)

Improvements to existing roadways

Corn drying system

Performance and payment bond

Propane stand-by system for fuel supply

Co-generation or any back-up generation of electricity

ADDITIONAL NOTES:

The Contract includes the following Allowances:
          ***      for Site preparation
                   (Gravel roadways and parking lots, Storm sewers, Building base excavation and backfill, Rail Spur Sub-grade, Excavation and backfill, NOT Site water, Sewer, or Septic)
***      for a reboiler and pressure reducing station for steam from Big Stone
Plant
***      for Railroad switches and trackage
***      for other project equipment
          (Truck & power equipment, Maintenance equipment, Spare parts, Lab equipment, Safety equipment, Office equipment & office computer systems)

                SCHEDULE OF CONTRACT VALUES AND PROJECT ESTIMATE

CONTRACT                                    VALUES AT BIG    APPROX. DIFFERENCE
                                               STONE SITE     FROM GENERIC SITE
                                            -------------    ------------------
100      SITE WORK                           $        ***    $              ***
200      BUILDINGS                           $        ***    $              ***
300      MECHANICAL                          $        ***    $              ***
400      PROCESS SYSTEMS                     $        ***    $              ***
500      ELECTRICAL                          $        ***    $              ***
600      INSTRUMENTATION                     $        ***    $              ***
700      GRAIN SYSTEMS                       $        ***    $              ***
800      OTHER CONSTRUCTION COSTS            $        ***    $              ***
900      OTHER PROJECT EQUIPMENT, COSTS      $        ***    $              ***
         TOTAL CONTRACT COST                 $ 43,857,792    $              ***
         EXCISE TAX                          $    877,156    $              ***

OWNER'S PROJECT COSTS
1010  LAND                                   $          0    $              ***
1020  LOAN ORIGINATION AND INTEREST          $  1,100,000
1030  OPERATING COST PRIOR TO START-UP       $    300,000
1040  MISCELLANEOUS ADDITIONAL
      DEVELOPMENT                            $    300,000
1045  OWNER'S CONTINGENCY                    $    411,792    $              ***
1050  START UP AND OPERATING CAPITAL         $  3,800,000
1090  REFUND OF SALES AND EXCISE TAX         $ (1,846,740)   $              ***

1000  OWNER'S PROJECT COSTS                  $  4,065,052    $              ***

      TOTAL PROJECT COST:                    $ 48,800,000    $              ***

                                PROCESS GUARANTEE

     The following PROCESS GUARANTEE is provided by Broin and Associates, Inc. in relation to the Northern Growers Cooperative ethanol plant project located in Milbank, South Dakota (The Project).

BROIN AND ASSOCIATES GUARANTEES THE FOLLOWING:

1.   PROJECT PERFORMANCE SPECIFICATION

     The Project is guaranteed to produce 4,807 gallons per hour of fuel grade (Williams Pipeline Standard) ethanol including the contained denaturant (gasoline). The Project is guaranteed to have the ability to evaporate all necessary thin stillage and dry all distillers' grains produced at 100% guaranteed capacity. The plant is guaranteed to yield at least 2.7 gallons of ethanol (denatured) and at least 17 pounds of distillers' dried grains with solubles per 56 lb. bushel of corn (test weight 54 pounds or greater).

2.   TESTING PERIOD

     The project is guaranteed to reach performance specifications for a period of seven (7) days before the Engineer will leave the site. The testing period will be completed with the Owner's personnel and raw materials.

3.   REMEDIES

     If the Project does not meet the above guarantees during the timeframe described in the Owners Agreement, Broin and Associates, Inc. will perform the following at their expense: 1) use Broin and Associates, Inc.'s best effort to correct any problem, 2) repair or replace any failing component(s) or system(s) and 3) obtain any additional resources needed to satisfy guarantees.

This document contains the entire Process Guarantee provided by Broin and Associates, Inc. No oral statements, representations or prior written matter not contained in this document shall have any effect regarding Process Guarantee.

BROIN AND ASSOCIATES, INC.

 /S/ Jeffrey S. Broin                        November 2, 2000
-----------------------------------          -----------------------------
Jeffrey S. Broin                             Date
C.E.O.

                                NOTICE TO PROCEED

                                                 Dated:________________________


TO:       Broin and Associates

ADDRESS:  2209 East 57th Street North

          Sioux Falls, SD  57104

Contract: Agreement Between Owner and Design Builder

Project: To perform and furnish design, engineering, and construction services for a 40 MMGPY nameplate dry mill fuel ethanol processing plant. The project is located in Milbank, South Dakota.

You are notified that the Contract times under the above contract will commence to run on ___________________. By that date, you are to start performing your obligations under the contract Documents. In accordance with Article 14 of the Agreement the date of Substantial Completion is 14 MONTHS FOLLOWING THE START OF CONCRETE WORK.

Before you may start any Work, you must deliver to the Owner (with copies to other identified additional insureds) certificates of insurance which you are required to purchase and maintain in accordance with the Contract Documents.

Also, before you may start any Work at the Site, you must

-------------------------------------------------------------------------
-------------------------------------------------------------------------
-------------------------------------------------------------------------
-------------------------------------------------------------------------
-------------------------------------------------------------------------


                                             Northern Growers Cooperative
                                             ----------------------------
                                             (Owner)


                                             By: /s/ Jim Peterson
                                                --------------------------------
                                             (Authorized Signature)

                                             Chairman
                                             -----------------------------------
                                             (Title)